STAT E OF NEVADA

ROSS MILLER

Secretary of State

Commercial Recordings Division

202 N. Carson Street

Carson City, NV 89701-4069

SCOTT W. ANDERSON

Telephone (775) 684-5708

Deputy Secretary

Fax (775) 684-7138

for Commercial Recordings

OFFICE OF THE

SECRETARY OF STATE

SHEILA SECK

Job:C20110816-0249

BOXCEIPTS.COM, INC.

August 16, 2011

NV

Special Handling Instructions:

08-16-11 FSC/AMEND RESTATED/EMAIL/ALF

Charges

Description

Document Number

Filing Date/Time

Qty

Price

Amount

Amended & Restated Articles      20110600176-84

8/15/2011 7:37:35 AM

1

$175.00

$175.00

Total

$175.00

Payments

Type

Description

Amount

Credit

085004|11081601961202

$175.00

Total

$175.00

Credit Balance:  $0.00

Job Contents:

File Stamped Copy(s):

1

SHEILA SECK

BOXCEIPTS.COM, INC.

NV